Exhibit 5.2

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020-1104
www.dlapiper.com

T 212.335.4500
F 212.335.4501

May 10, 2024

Similarweb Ltd.
33 Yitzhak Rabin Rd.,
Givatayim 5348303, Israel

Re:    Registration Statement on Form F-3
Ladies and Gentlemen:
We serve as special U.S. counsel to Similarweb Ltd., a company organized under the laws of the State of Israel (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form F-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2024, including the preliminary prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of up to $87,575,000 of Securities (as defined below) and up to 15,000,000 Ordinary Shares Offered by certain selling shareholders.
As used herein, the term “Securities” includes (i) the Company’s ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), (ii) debt securities, consisting of debentures, notes, bonds and/or other evidences of indebtedness of the Company, to be issued in one or more series (the “Debt Securities”), (iii) warrants to purchase Debt Securities or Ordinary Shares (the “Warrants”), (iv) subscription rights to purchase Debt Securities or Ordinary Shares (the “Subscription Rights”), (v) units consisting of any combination of Ordinary Shares, Debt Securities and Warrants (the “Units”), (vi) Ordinary Shares issuable upon conversion or exercise as the case may be of the Debt Securities and/or Warrants, and (vii) Ordinary Shares held by certain selling shareholders. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).
In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	the Registration Statement, including the Prospectus, and the form of indenture filed as Exhibit 4.1 thereto;

(b)
resolutions adopted by the Board of Directors of the Company (the “Board”) on May 10, 2024, relating to, among other matters, the authorization of the filing of the Registration Statement (in the form attached to the Secretary’s Certificate);

Similarweb Ltd.
May 10, 2024

(c)	a certificate executed by an officer of the Company (the “Secretary’s Certificate”), dated as of the date hereof, as to certain factual matters therein; and

(d)	And such other records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
In examining the Documents, we have assumed, without independent investigation, the genuineness and validity of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Secretary’s Certificate.
We further assume that:

(a)
The issuance, sale, amount and terms of the Debt Securities, including as to any Ordinary Shares to be issued on the exercise thereof, to be offered from time to time by the Company will be authorized and determined by proper action of the Board (or where permitted, a committee of the Board) of the Company (each, a “Board Action”) in accordance with the Company’s Amended and Restated Articles of Association (the “Articles”) and applicable law and in conformity with the Indenture, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b)	The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.

(c)
Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”), as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), and in each case duly authorized, executed and delivered by the Company, and, if required by the Indenture, accompanied by an officer’s certificate that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

Similarweb Ltd.
May 10, 2024

(d)
To the extent that the obligations of the Company under any Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally, valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

(e)	Appropriate debentures, notes, bonds and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Articles and applicable law.

(f)
The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and, collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(g)	The Registration Statement and any required post-effective amendment thereto have become effective and will remain effective under the Securities Act, and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws;.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)	Upon issuance and delivery of certificates for Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, such Debt Securities and the applicable Indenture, Supplemental Indenture, together with an officer’s certificate, if any, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the Company.

Similarweb Ltd.
May 10, 2024

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)	The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)	We do not express any opinion herein concerning any law other than the New York Business Corporation Law (including the statutory provisions, all applicable provisions the New York Constitution and the reported judicial decisions interpreting the foregoing). This opinion concerns only the effect of such laws (exclusive of the principles of conflict of laws) as currently in effect. As to matters of such laws, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(c)	We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication or mortgage lending laws of any jurisdiction.

(d)	The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA Piper LLP (US)